Exhibit 99.1

FOR IMMEDIATE RELEASE

O’REILLY AUTOMOTIVE, INC. REPORTS FIRST QUARTER 2024 RESULTS

●First quarter comparable store sales growth of 3.4%
●11% increase in first quarter diluted earnings per share to $9.20
●Completed the acquisition of Groupe Del Vasto in January

Springfield, MO, April 24, 2024 – O’Reilly Automotive, Inc. (the “Company” or “O’Reilly”) (Nasdaq:  ORLY), a leading retailer in the automotive aftermarket industry, today announced record revenue and earnings for its first quarter ended March 31, 2024.

1st Quarter Financial Results

Brad Beckham, O’Reilly’s CEO, commented, “We are pleased to report a solid start to 2024, highlighted by a 3.4% comparable store sales increase, which was on top of the very strong 10.8% comparable store sales increase from the first quarter last year.  Our comparable store sales increase was comprised of solid growth in both professional and DIY, which grew mid-single digit and low-single digit, respectively, in the quarter.  Our team’s continued strong execution drove an 11% increase in diluted earnings per share, and is a clear demonstration of Team O’Reilly’s commitment to our culture values of hard work and excellent customer service.  I would like to thank each of our over 90,000 Team Members for their ongoing dedication to O’Reilly’s success.”

Sales for the first quarter ended March 31, 2024, increased $268 million, or 7%, to $3.98 billion from $3.71 billion for the same period one year ago.  Gross profit for the first quarter increased 8% to $2.03 billion (or 51.2% of sales) from $1.89 billion (or 51.0% of sales) for the same period one year ago.  Selling, general and administrative expenses for the first quarter increased 9% to $1.28 billion (or 32.2% of sales) from $1.17 billion (or 31.7% of sales) for the same period one year ago.  Operating income for the first quarter increased 5% to $752 million (or 18.9% of sales) from $717 million (or 19.3% of sales) for the same period one year ago.

Net income for the first quarter ended March 31, 2024, increased $30 million, or 6%, to $547 million (or 13.8% of sales) from $517 million (or 13.9% of sales) for the same period one year ago.  Diluted earnings per common share for the first quarter increased 11% to $9.20 on 59 million shares versus $8.28 on 62 million shares for the same period one year ago.

Mr. Beckham concluded, “During the first quarter, we opened 37 stores across 20 U.S. states and Mexico and continue to be extremely pleased with the performance of our new stores.  Additionally, we began operating 23 stores in Canada after closing on the acquisition of Vast Auto in January.  With the talented and experienced Vast Auto team now officially a part of Team O’Reilly, we are very pleased with the early momentum we have generated in Canada.  We remain excited about the future opportunities we have before us in the Canadian market and throughout North America and look forward to growing our market share in new and exisiting markets as the industry leader in excellent customer service.”

1st Quarter Comparable Store Sales Results

Comparable store sales are calculated based on the change in sales for U.S. stores open at least one year and exclude sales of specialty machinery, sales to independent parts stores, and sales to Team Members, as well as sales from Leap Day in the three months ended March 31, 2024.  Online sales for ship-to-home orders and pick-up-in-store orders for U.S. stores open at least one year are included in the comparable store sales calculation.  Comparable store sales increased 3.4% for the first quarter ended March 31, 2024, on top of 10.8% for the same period one year ago.

Share Repurchase Program

During the first quarter ended March 31, 2024, the Company repurchased 0.3 million shares of its common stock, at an average price per share of $1,029.24, for a total investment of $270 million.  Excise tax on shares repurchased, assessed at one percent of the fair market value of shares repurchased, was $2.7 million for the three months ended March 31, 2024.  Subsequent to the end of the first quarter and through the date of this release, the Company repurchased an additional 0.1 million shares of its common stock, at an average price per share of $1,102.00, for a total investment of $79 million.  The Company has repurchased a total of 94.4 million shares of its common stock under its share repurchase program since the inception of the program in January of 2011 and through the date of this release, at an average price of $249.17, for a total aggregate investment of $23.53 billion.  As of the date of this release, the Company had approximately $2.22 billion remaining under its current share repurchase authorizations.

Updated Full-Year 2024 Guidance

The table below outlines the Company’s updated guidance for selected full-year 2024 financial data:

For the Year Ending
December 31, 2024
Net, new store openings	190 to 200
Comparable store sales	3.0% to 5.0%
Total revenue	$16.8 billion to $17.1 billion
Gross profit as a percentage of sales	51.0% to 51.5%
Operating income as a percentage of sales	19.7% to 20.2%
Effective income tax rate	22.4%
Diluted earnings per share (1)	$41.35 to $41.85
Net cash provided by operating activities	$2.7 billion to $3.1 billion
Capital expenditures	$900 million to $1.0 billion
Free cash flow (2)	$1.8 billion to $2.1 billion
(1)	Weighted-average shares outstanding, assuming dilution, used in the denominator of this calculation, includes share repurchases made by the Company through the date of this release.
(2)	Free cash flow is a non-GAAP financial measure. The table below reconciles Free cash flow guidance to Net cash provided by operating activities guidance, the most directly comparable GAAP financial measure:

		For the Year Ending
(in millions)		December 31, 2024
Net cash provided by operating activities		$2,715	to	$3,125
Less:	Capital expenditures	900	to	1,000
	Excess tax benefit from share-based compensation payments	15	to	25
Free cash flow		$1,800	to	$2,100

Non-GAAP Information

This release contains certain financial information not derived in accordance with United States generally accepted accounting principles (“GAAP”).  These items include adjusted debt to earnings before interest, taxes, depreciation, amortization, share-based compensation, and rent (“EBITDAR”) and free cash flow.  The Company does not, nor does it suggest investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, GAAP financial information.  The Company believes that the presentation of adjusted debt to EBITDAR and free cash flow provide meaningful supplemental information to both management and investors that is indicative of the Company’s core operations.  The Company has included a reconciliation of this additional information to the most comparable GAAP measure in the table above and the selected financial information below.

Earnings Conference Call Information

The Company will host a conference call on Thursday, April 25, 2024, at 10:00 a.m. Central Time to discuss its results as well as future expectations.  Investors may listen to the conference call live on the Company’s website at www.OReillyAuto.com by clicking on “Investor Relations” and then “News Room.”  Interested analysts are invited to join the call.  The dial-in number for the call is (888) 506-0062 and the conference call identification number is 193896.  A replay of the conference call will be available on the Company’s website through Thursday, April 24, 2025.

About O’Reilly Automotive, Inc.

O’Reilly Automotive, Inc. was founded in 1957 by the O’Reilly family and is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment, and accessories in the United States, serving both the do-it-yourself and professional service provider markets.  Visit the Company’s website at www.OReillyAuto.com for additional information about O’Reilly, including access to online shopping and current promotions, store locations, hours and services, employment opportunities, and other programs.  As of March 31, 2024, the Company operated 6,217 stores across 48 U.S. states, Puerto Rico, Mexico, and Canada.

Forward-Looking Statements

The Company claims the protection of the safe-harbor for forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  You can identify these statements by forward-looking words such as “estimate,” “may,” “could,” “will,” “believe,” “expect,” “would,” “consider,” “should,” “anticipate,” “project,” “plan,” “intend,” or similar words.  In addition, statements contained within this press release that are not historical facts are forward-looking statements, such as statements discussing, among other things, expected growth, store development, integration and expansion strategy, business strategies, future revenues, and future performance.  These forward-looking statements are based on estimates, projections, beliefs, and assumptions and are not guarantees of future events and results.  Such statements are subject to risks, uncertainties, and assumptions, including, but not limited to, the economy in general; inflation; consumer debt levels; product demand; a public health crisis; the market for auto parts; competition; weather; tariffs; availability of key products and supply chain disruptions; business interruptions, including terrorist activities, war and the threat of war; failure to protect our brand and reputation; challenges in international markets; volatility of the market price of our common stock; our increased debt levels; credit ratings on public debt; damage, failure, or interruption of information technology systems, including information security and cyber-attacks; historical growth rate sustainability; our ability to hire and retain qualified employees; risks associated with the performance of acquired businesses; and governmental regulations.  Actual results may materially differ from anticipated results described or implied in these forward-looking statements.  Please refer to the “Risk Factors” section of the annual report on Form 10-K for the year ended December 31, 2023, and subsequent Securities and Exchange Commission filings, for additional factors that could materially affect the Company’s financial performance.  Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

For further information contact:	Investor Relations Contacts
Mark Merz (417) 829-5878
Eric Bird (417) 868-4259

Media Contact
Sonya Cox (417) 829-5709

O’REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	March 31, 2024	March 31, 2023	December 31, 2023
	(Unaudited)	(Unaudited)	(Note)
Assets
Current assets:
Cash and cash equivalents	$89,264	$59,872	$279,132
Accounts receivable, net	437,821	346,037	375,049
Amounts receivable from suppliers	139,267	128,758	140,443
Inventory	4,805,164	4,543,980	4,658,367
Other current assets	128,181	109,347	105,311
Total current assets	5,599,697	5,187,994	5,558,302

Property and equipment, at cost	8,555,556	7,649,066	8,312,367
Less: accumulated depreciation and amortization	3,360,351	3,090,010	3,275,387
Net property and equipment	5,195,205	4,559,056	5,036,980

Operating lease, right-of-use assets	2,227,783	2,166,646	2,200,554
Goodwill	1,009,857	892,094	897,696
Other assets, net	180,512	167,026	179,463
Total assets	$14,213,054	$12,972,816	$13,872,995

Liabilities and shareholders’ deficit
Current liabilities:
Accounts payable	$6,117,068	$6,055,992	$6,091,700
Self-insurance reserves	130,974	136,723	128,548
Accrued payroll	127,704	111,324	138,122
Accrued benefits and withholdings	174,125	132,022	174,650
Income taxes payable	147,645	117,790	7,860
Current portion of operating lease liabilities	399,245	375,451	389,536
Other current liabilities	791,633	427,006	730,937
Total current liabilities	7,888,394	7,356,308	7,661,353

Long-term debt	5,288,632	4,927,678	5,570,125
Operating lease liabilities, less current portion	1,900,200	1,854,533	1,881,344
Deferred income taxes	321,323	249,903	295,471
Other liabilities	205,703	209,411	203,980

Shareholders’ equity (deficit):
Common stock, $0.01 par value:
Authorized shares – 245,000,000
Issued and outstanding shares –
58,982,123 as of March 31, 2024, and
61,038,936 as of March 31, 2023, and
59,072,792 as of December 31, 2023	590	610	591
Additional paid-in capital	1,410,756	1,305,276	1,352,275
Retained deficit	(2,849,108)	(2,952,797)	(3,131,532)
Accumulated other comprehensive income	46,564	21,894	39,388
Total shareholders’ deficit	(1,391,198)	(1,625,017)	(1,739,278)

Total liabilities and shareholders’ deficit	$14,213,054	$12,972,816	$13,872,995

Note:  The balance sheet at December 31, 2023, has been derived from the audited consolidated financial statements at that date but does not include all of the information and footnotes required by United States generally accepted accounting principles for complete financial statements.

O’REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

	For the Three Months Ended
	March 31,
	2024	2023
Sales	$3,976,240	$3,707,864
Cost of goods sold, including warehouse and distribution expenses	1,942,068	1,817,535
Gross profit	2,034,172	1,890,329

Selling, general and administrative expenses	1,281,691	1,173,684
Operating income	752,481	716,645

Other income (expense):
Interest expense	(57,148)	(44,572)
Interest income	1,656	868
Other, net	3,401	4,479
Total other expense	(52,091)	(39,225)

Income before income taxes	700,390	677,420
Provision for income taxes	153,152	160,535
Net income	$547,238	$516,885

Earnings per share-basic:
Earnings per share	$9.27	$8.36
Weighted-average common shares outstanding – basic	59,017	61,840

Earnings per share-assuming dilution:
Earnings per share	$9.20	$8.28
Weighted-average common shares outstanding – assuming dilution	59,454	62,398

O’REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Three Months Ended
	March 31,
	2024	2023
Operating activities:
Net income	$547,238	$516,885
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, equipment and intangibles	109,648	93,747
Amortization of debt discount and issuance costs	1,593	1,215
Deferred income taxes	2,374	3,393
Share-based compensation programs	7,022	7,435
Other	2,997	29
Changes in operating assets and liabilities:
Accounts receivable	(36,954)	(2,610)
Inventory	(92,042)	(179,481)
Accounts payable	6,107	172,701
Income taxes payable	140,025	145,441
Other	16,207	(44,991)
Net cash provided by operating activities	704,215	713,764

Investing activities:
Purchases of property and equipment	(249,240)	(223,268)
Proceeds from sale of property and equipment	3,853	2,704
Other, including acquisitions, net of cash acquired	(155,366)	(956)
Net cash used in investing activities	(400,753)	(221,520)

Financing activities:
Proceeds from borrowings on revolving credit facility	30,000	1,216,000
Payments on revolving credit facility	—	(661,000)
Net payments of commercial paper	(310,805)	—
Repurchases of common stock	(270,019)	(1,111,461)
Net proceeds from issuance of common stock	57,815	15,146
Other	(569)	(354)
Net cash used in financing activities	(493,578)	(541,669)

Effect of exchange rate changes on cash	248	714
Net decrease in cash and cash equivalents	(189,868)	(48,711)
Cash and cash equivalents at beginning of the period	279,132	108,583
Cash and cash equivalents at end of the period	$89,264	$59,872

Supplemental disclosures of cash flow information:
Income taxes paid	$9,798	$9,696
Interest paid, net of capitalized interest	34,671	26,531

O’REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

SELECTED FINANCIAL INFORMATION

(Unaudited)

		For the Twelve Months Ended
		March 31,
Adjusted Debt to EBITDAR:		2024	2023
(In thousands, except adjusted debt to EBITDAR ratio)
GAAP debt		$5,288,632	$4,927,678
Add:	Letters of credit	137,848	116,688
	Unamortized discount and debt issuance costs	28,368	27,322
	Six-times rent expense	2,587,056	2,404,986
Adjusted debt		$8,041,904	$7,476,674

GAAP net income		$2,376,934	$2,207,655
Add:	Interest expense	214,244	167,451
	Provision for income taxes	650,786	635,159
	Depreciation and amortization	424,962	368,757
	Share-based compensation expense	27,098	27,360
	Rent expense (i)	431,176	400,831
EBITDAR		$4,125,200	$3,807,213

Adjusted debt to EBITDAR		1.95	1.96

(i)	The table below outlines the calculation of Rent expense and reconciles Rent expense to Total lease cost, per ASC 842, the most directly comparable GAAP financial measure, for the twelve months ended March 31, 2024 and 2023 (in thousands):

		For the Twelve Months Ended
		March 31,
		2024	2023
Total lease cost, per ASC 842		$510,208	$476,439
Less:	Variable non-contract operating lease components, related to property taxes and insurance	79,032	75,608
Rent expense		$431,176	$400,831

	March 31,
	2024	2023
Selected Balance Sheet Ratios:
Inventory turnover (1)	1.7	1.7
Average inventory per store (in thousands) (2)	$773	$754
Accounts payable to inventory (3)	127.3%	133.3%

		For the Three Months Ended
		March 31,
		2024	2023
Reconciliation of Free Cash Flow (in thousands):
Net cash provided by operating activities		$704,215	$713,764
Less:	Capital expenditures	249,240	223,268
	Excess tax benefit from share-based compensation payments	16,120	4,378
Free cash flow		$438,855	$486,118

	For the Three Months Ended
	March 31,
	2024	2023
Revenue Disaggregation (in thousands):
Sales to do-it-yourself customers	$2,001,986	$1,918,467
Sales to professional service provider customers	1,869,740	1,711,964
Other sales, sales adjustments, and sales from the acquired Vast Auto stores	104,514	77,433
Total sales	$3,976,240	$3,707,864

	For the Three Months Ended		For the Twelve Months Ended
	March 31,		March 31,
	2024	2023	2024	2023
Store Count:
Beginning domestic store count	6,095	5,929	5,986	5,811
New stores opened	36	59	146	179
Stores closed	—	(2)	(1)	(4)
Ending domestic store count	6,131	5,986	6,131	5,986

Beginning Mexico store count	62	42	43	27
New stores opened	1	1	20	16
Ending Mexico store count	63	43	63	43

Beginning Canada store count	—	—	—	—
Stores acquired	23	—	23	—
Ending Canada store count	23	—	23	—

Total ending store count	6,217	6,029	6,217	6,029

	For the Three Months Ended		For the Twelve Months Ended
	March 31,		March 31,
	2024	2023	2024	2023
Store and Team Member Information:
Total employment	90,601	89,125
Square footage (in thousands) (4)	47,143	45,117
Sales per weighted-average square foot (4)(5)	$82.59	$81.09	$341.62	$328.29
Sales per weighted-average store (in thousands) (4)(6)	$634	$611	$2,601	$2,467

(1)	Calculated as cost of goods sold for the last 12 months divided by average inventory. Average inventory is calculated as the average of inventory for the trailing four quarters used in determining the denominator.
(2)	Calculated as inventory divided by store count at the end of the reported period.
(3)	Calculated as accounts payable divided by inventory.
(4)	Represents O’Reilly’s U.S. and Puerto Rico operations only.
(5)	Calculated as sales less jobber sales, divided by weighted-average square footage. Weighted-average square footage is determined by weighting store square footage based on the approximate dates of store openings, acquisitions, expansions, or closures.
(6)	Calculated as sales less jobber sales, divided by weighted-average stores. Weighted-average stores is determined by weighting stores based on their approximate dates of openings, acquisitions, or closures.